                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                     SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         June 19, 1998

                              OMEGA WORLDWIDE, INC.
                              ---------------------
            (Exact name of registrant as specified in its charter)


     MARYLAND                                                 38-3382537
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(State or other jurisdiction      (Commission             (IRS Employer
   of Incorporation)                 File No.)          Identification No.)


905 WEST EISENHOWER CIRCLE, SUITE 101, ANN ARBOR, MI              48103
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   (Address of principal executive officers)                    (Zip Code)



     Registrant's telephone number, including area code   (734) 747-9791
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                                 NOT APPLICABLE
                                 --------------
        (Former name or former address, if changed since last report.)

Item 5 Other Events

In a press release on June 25, 1998, Omega Worldwide, Inc. (the Company) announced it acquired Assisted Living Unit Trust (ALUT), an Australian property trust that owns ten nursing homes having 733 licensed nursing beds and 480 assisted living units in New South Wales, Australia. The Company acquired ALUT on June 19, 1998 from FAI Insurances Limited, an Australian insurance company, and its subsidiary Premier Care Australia (Holdings) Pty Limited, for an equity investment of approximately $3,000,000 (A$5 million). ALUT's investment in facilities approximates $30,000,000 and the purchase price for ALUT's total assets is to be paid on a deferred basis in June 1999. To secure payment of the deferred purchase price, ALUT and the Company secured from ABN AMRO Australia Limited (the Bank) a bank accepted bill in favor of the sellers by depositing with the Bank the sum of $9,000,000 (A$15 million).

Concurrent with the acquisition of ALUT by the Company, ALUT's name was changed to Principal Healthcare Finance Trust (the Trust). The Company intends to seek local investment for approximately 50% of the ownership of the Trust and will seek senior and subordinated debt financing to fund the balance of the deferred payments due in 1999.

The Trust has entered into a triple-net lease agreement for the nursing homes and assisted living units with an affiliate of Moran Health Care Group Pty Limited, which is currently the largest operator of long-term care and assisted living facilities in Australia. The initial rents payable under the thirty year lease equal $3,000,000 (A$5 million) annually and are subject to an annual minimum increase of not less than 2% nor more than 6%. Rent payments will commence upon payment of the deferred purchase price in 1999.

The Company has created a management contract relationship between the Trust and the Company by which the responsibility for day-to-day management, underwriting, marketing and capital markets activities are devolved upon the Company and in which the Company expects to collect annual fee income at .9% of invested assets. The contract also provides for a management incentive fee if the Trust achieves at least a 20% earnings growth from one year to the next.
The Company intends to submit the contract for Board approval on July 15, 1998.

The investment in the Trust's real estate assets represents approximately 15% of total assets at the date of acquisition after taking into account the Company's proportionate share (33.375%) of assets of Principal Healthcare Finance Limited. Financial information related to the Company's investment in the Trust and the related purchase of real estate subject to a triple-net lease by the Trust is attached as Appendix A.

                                   Appendix A

     The following tables set forth certain unaudited historical summary financial information for the Company as adjusted to give effect to the contribution to the Company of common stock and Subordinated Loan of Principal Healthcare Finance Limited (Principal) by Omega Healthcare Investors, Inc. (Omega) which occurred on April 2, 1998 and on a pro forma basis for the year ended September 30, 1997 to give effect to the Company's acquisition of facilities subject to long-term triple-net leases as if it had been completed on October 1, 1996. The Company has selected September 30 as its fiscal year end. The Company commenced operations concurrent with the contribution of assets by Omega on April 2, 1998. It had no operating activity prior to that date.

     The pro forma financial information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the above events actually occurred as of the date indicated, nor do they purport to project the Company's financial position or results of operations at any future date or for any future period.

                              OMEGA WORLDWIDE, INC.
                        CONDENSED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                   (UNAUDITED)

                                                                                  PRO FORMA
                                                  HISTORICAL     AS ADJUSTED     ADJUSTMENTS  (D)   PRO FORMA
                                                  ----------     -----------     ----------         ---------
ASSETS
Cash                                             $          0   $27,376,000 (B)  $ (9,000,000)   $ 18,376,000
Restricted Cash                                                                     9,000,000       9,000,000
                                                 ------------   -----------       -----------    ------------
CURRENT ASSETS                                              0    27,376,000                 0      27,376,000


Land and Buildings subject to triple-net lease                                     27,777,800      27,777,800
Investment in Principal Healthcare
  Finance Limited
   Subordinated loan                                             23,805,000 (A)                    23,805,000
   Common stock                                                   5,296,612 (A)                     5,296,612
Omega (UK) Limited and other assets (Net)                           150,000 (A)                       150,000
                                                 ------------   -----------       -----------    ------------
Total Assets                                     $          0   $56,627,612      $ 27,777,800    $ 84,405,412
                                                 ============   ===========       ===========    ============

CURRENT LIABILITIES

Non-interest bearing deferred purchase                                           $ 27,777,800    $ 27,777,800
  obligation

SHAREHOLDERS' EQUITY
Preferred Stock                                  $          0   $ 2,600,000                         2,600,000
Common stock                                                0     1,225,000 (C)                     1,225,000
Paid-in Capital                                             0    52,802,612 (C)                    52,802,612
                                                 ------------   -----------       -----------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       $          0   $56,627,612      $ 27,777,800    $ 84,405,412
                                                 ============   ===========       ===========    ============


(A) Contribution by Omega of investments in Principal, recorded at Omega's carrying value, in exchange for 8,499,000 fully paid common shares and 260,000 shares of Class B preferred stock of Omega Worldwide, Inc. The subordinated loan earns interest at the rate of 11.83% with annual increases of 3% and is due in December 2000. The common stock investment represents 33.375% of the outstanding voting stock of Principal. A currency swap arrangement was entered into in order to hedge the currency risk associated with the Company's investment in the United Kingdom. The carrying value of the investment in Principal is based on the rate established in the forward exchange contract and therefore no amount is assigned to the swap arrangement.

(B) Proceeds from the issuance of 3,750,000 shares of the Company to its shareholders at $7.50 per share in connection with the IPO and rights offering (less offering and registration costs of $750,000), plus proceeds from initial subscription for 1,000 shares by Omega Healthcare Investors, Inc.

(C) Exchange of the Company's shares for contributed assets (8,499,000 shares and 260,000 preferred shares with an aggregate liquidation preference of $2,600,000) as described in (A) and issuance by the Company of 3,751,000 shares as described in (B).

(D) Acquisition of the Trust, including its facilities and deferred payment obligation. The Company contributed $3,000,000 in exchange for all of the shares of the Trust. The terms of the purchase include a deferred acquisition price of $30,000,000 (net amount of $27,777,800 after imputed interest at an 8% discounted rate) payable June 20, 1999. A letter of credit has has been drawn for the benefit of the seller in the amount of $30,000,000 and the Company and Trust have deposited $9,000,000 with a bank to secure its reimbursement obligation should the seller seek to collect under the terms of the letter of credit. The investment in the Trust's real estate assets represents approximately 15% of total assets at the date of acquisition after consideration of the Company's proportionate share of Principal's assets.

                             Omega Worldwide, Inc.
                    Condensed Pro Forma Statement of Income
                         Year Ended September 30, 1997
                                  (Unaudited)

                                                                                            Pro Forma
                                                Historical      As Adjusted                Adjustments     (G)   Pro Forma
                                                ----------    ----------------             -----------           ---------
    Revenue
       Rent Income                                                                          $3,925,000            $3,925,000
       Advisory fees                                            $1,511,000 (A)                                     1,511,000
       Interest - Subordinated Loan                              2,829,000 (B)                                     2,829,000
                                                              -------------                -------------         ------------
          Total Revenue                                0          4,340,000                    3,925,000            8,265,000

    Expenses
       Imputed Interest                                                                       2,223,000            2,223,000
       Depreciation                                                                             637,000              637,000
       Costs of Services Provided                                1,103,000 (C)                                     1,103,000
       General and Administrative                                  480,000 (D)                                       480,000
                                                 ---------    -------------                -------------         ------------
          Total Expenses                              0          1,583,000                    2,860,000            4,443,000
                                                 ---------    -------------                -------------         ------------
                                                      0          2,757,000                    1,065,000            3,822,000


    Equity in loss of Principal Healthcare
       Finance Limited                                0           (339,000)(E)                                      (339,000)
                                                 ---------    -------------                -------------         ------------

    Income before income taxes                        0          2,418,000                    1,065,000            3,483,000
    Provision for income taxes                        0           (937,000)(F)                 (383,000)          (1,320,000)
                                                 ---------    -------------                -------------         ------------

    Net income before preferred stock
      dividends                                      $0         $1,481,000                     $682,000           $2,163,000

    Preferred stock dividends                                     (208,000)                           -             (208,000)
                                                              -------------                -------------         ------------

    Net Income applicable to common stock                       $1,273,000                     $682,000           $1,955,000
                                                              -------------                =============         ------------

    Common Shares Outstanding                                                                                     12,250,000
    Net income per share                                                                                               $0.16
                                                                                                                 ------------

(A) Represents fees pursuant to Management Agreement at .9% of the Aggregate Book Value of Invested Assets.

(B) Represents interest income on the subordinated loan to Principal which currently bears interest at 11.8%.

(C) Represents historical costs of services provided by Omega (UK) Limited for the year ended September 30, 1997. Omega (UK) Limited is the primary service provider for activities related to Principal. The reported amount represents direct costs incurred in the delivery of the services for which fee income has been recognized.

(D) Comprises allocated share of costs of Omega pursuant to the provisions of a Services Agreement between Omega and the Company. Indirect costs incurred by Omega for the year ended September 30, 1997 are allocated based on the relationship of assets under the Company's management to the combined total of those assets and Omega's assets.

    The Company's direct administrative costs, including the cost the Company expects it will incur on its own behalf for state taxes, investor relations, legal and accounting and similar items, are estimated to be approximately $650,000 to $700,000. Additionally, general and administrative cost expected to be incurred by the Trust are estimated to be approximately $200,000 to $250,000. These amounts are not factually supportable and therefore have been omitted.

(E) Represents the Company's share (33.375%) of loss of Principal for fiscal year ended August 31, 1997 plus amortization of $101,000 related to the excess of the carrying value of its investment over its proportionate share of Principal No. 1's underlying equity. The carrying value of the investment in common stock of Principal exceeds the Company's proportionate share of Principal's equity by approximately $1,000,000. The Company will amortize this amount over a period of 10 years. The Company's share of annual net earnings which results from Principal's real estate acquisitions after August 31, 1997 approximates $50,000, which amount has been omitted from the equity loss set forth in the table.

(F) There are no corporate income taxes in the State of Michigan.

(G) Represents the activity of the Trust from inception of the lease. The 30 year triple-net lease provides for an option to purchase by the Tenant at the end of 14 years. Initial rent payments of $3,000,000 commence on or about July 1, 1999, with minimum increases of 2% commencing on the first anniversary of payment. The purchase option is generally at fair market value determined by a formula tied to a multiple of annual rent. Imputed interest is recognized at 8%. Depreciation of buildings and equipment is recognized over 40 to 50 year periods. The Trust's activities have been consolidated with the Company as the Company presently has a 100% voting interest in the Trust. The Trust is seeking other investors to reduce the Company's interest in the Trust to 50% or less, at which time earnings from the investment will be accounted for using the equity method.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 OMEGA WORLDWIDE, INC.


July 2, 1998                                     By  /s/   David A. Stover
                                                     ---------------------------
                                                           David A. Stover,
                                                         Chief Financial Officer

                                  Exhibit Index

Exhibit 10.1 Form of transaction documents comprising agreements by and among Principal Healthcare Finance Trust (f.k.a. Assisted
               Living Unit Trust), Moran Health Care Group PTY Limited, ANB AMRO Australia Limited, Premier Care Australia (Holdings) PTY Limited, and FAI Insurances Limited and their affiliates as set forth in the agreements described as follows: Mortgage of Deposit; Bill Facility Agreement; Deed of Guarantee and Indemnity; Redemption and Subscription Agreement; Relationship Agreement; Deed of Mortgage; Annexure B to Mortgage; Capital Contribution Agreement; NSW Lease; Lease Guarantee; Indemnity Deed; Procurement Agreement; Mortgage of Shares and Mortgage of Units.